UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

TANGO THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39485	85-1195036
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Brookline Avenue Suite 901
Boston, MA	02215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 320-4900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNGX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

(a) Registered Direct Offering

On October 23, 2025, Tango Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, as representative to the several underwriters named in the Underwriting Agreement (collectively, the “Underwriters”), relating to an underwritten offering (the “Registered Direct Offering”) of (i) 21,023,337 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 3,226,458 shares of Common Stock (such shares issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares”, and together with the Shares and the Pre-Funded Warrants, the “Securities”). All of the Shares and the Pre-Funded Warrants in the Offering were sold by the Company. Each Share was offered and sold at an offering price of $8.66 before deducting underwriting discounts and commissions and each Pre-Funded Warrant was offered and sold at an offering price of $8.659 which is equal to the offering price per share less the $0.001 exercise price of each Pre-Funded Warrant, before deducting underwriting discounts and commissions.

Each Pre-Funded Warrant has an initial exercise price per share of $0.001, subject to certain adjustments. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The pre-funded warrants do not expire.

Under the Pre-Funded Warrants, the Company may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Warrant (i) if immediately prior to the exercise, a holder (together with its affiliates), beneficially owns an aggregate number of shares of Common Stock greater than 4.99% or 9.99%, as applicable (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company without taking into account any Pre-Funded Warrant Shares, or (ii) to the extent that immediately following the exercise, the holder (together with its affiliates) would beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of such shares of Common Stock, which such percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon 61 days’ notice to the Company.

The Registered Direct Offering is expected to close on October 24, 2025, and is subject to the satisfaction of customary closing conditions. The Company estimates that the net proceeds to the Company from the Registered Direct Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company are approximately $197 million. The Company intends to use the net proceeds from the Registered Direct Offering to advance its pipeline and for working capital and general corporate purposes. Based upon the Company’s current operating plan, it believes that the net proceeds from this Registered Direct Offering and the Private Placement (defined below), together with its existing cash, cash equivalents and investments, will enable it to fund its operating expenses and capital expenditure requirements into 2028.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The Securities were issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-287202) (the “Registration Statement”), as supplemented by a prospectus supplement dated October 23, 2025.

A copy of the legal opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Securities issued in the Registered Direct Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated by reference into the Registration Statement.

(b) Private Placement

On October 23, 2025, the Company also entered into a securities purchase agreement (the “Purchase Agreement”) with a certain accredited investor (the “Purchaser”), for the private investment in public equity (the “Private Placement”) of 1,732,101 shares (the “PIPE Shares”) of the Company’s Common Stock, at a purchase price of $8.66 per share. The aggregate gross proceeds for the Private Placement will be approximately $15 million, before deducting offering commissions and estimated offering expenses payable by the Company.

The closing of the Private Placement is anticipated to occur on October 24, 2025, subject to the satisfaction of customary closing conditions. Pursuant to the Purchase Agreement, the Company also agreed to file a registration statement with the Commission no later than 30 calendar days following the date of the agreement to register the resale of the PIPE Shares, to use its commercially reasonable efforts to have such registration statement to be declared effective within the time period set forth in the Purchase Agreement and to keep such registration statement effective for up to three years. The Company will also agree among other things, to indemnify the Purchasers and the Purchaser’s affiliates under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligation to file such registration statement.

The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506(b) of Regulation D promulgated by the SEC thereunder, as a transaction by an issuer not involving a public offering. The Purchasers will acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the securities issued in this transaction.

The foregoing descriptions of the Underwriting Agreement, the Pre-Funded Warrants and the Purchase Agreement, are subject to, and qualified in their entirety by, such documents (or forms thereof), which are attached hereto as Exhibits 1.1, 4.1 and 10.1, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information regarding the Private Placement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The PIPE Shares issued and sold in the Private Placement are being offered pursuant to Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D as promulgated by the SEC under the Securities Act. The Company relied on this exemption from registration for the Private Placement based in part on the representations made by the Purchaser, including the representations with respect to the Purchaser’s investment intent. The securities were not issued through any general solicitation or advertisement. A Form D filing will be made following the closing of the Private Placement in accordance with the requirements of Regulation D.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K and certain of the materials filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the Registered Direct Offering and the Private Placement, and expectations regarding the Company’s cash runway, use of capital, expenses and other future financial results. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements, such as those related to the anticipated closing of the Registered Direct Offering and the Private Placement, are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this Current Report on Form 8-K or the materials furnished or filed herewith, including, without limitation, uncertainties related to market conditions and the completion of the Registered Direct Offering and the Private Placement on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, as well as any subsequent filings with the SEC. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. The Company explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Item 9.01 Exhibits

1.1	Underwriting Agreement, dated October 23, 2025, between Tango Therapeutics, Inc. and Leerink Partners LLC.

4.1	Form of Pre-Funded Warrant

5.1	Opinion of Goodwin Procter LLP.

10.1	Securities Purchase Agreement, dated as of October 23, 2025, by and between Tango Therapeutics, Inc. and the Purchaser.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGO THERAPEUTICS, INC.

Date: October 24, 2025	By:	/s/ Daniella Beckman
Name: Daniella Beckman
Title: Chief Financial Officer